UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 5, 2023 (June 28, 2023)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	45-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Tower Circle, Suite 1000 Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ACHC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Brian Farley as Executive Vice President and General Counsel

On June 30, 2023, Acadia Healthcare Company, Inc. (the “Company”) appointed Brian Farley as the Executive Vice President and General Counsel of the Company, effective July 26, 2023.

Mr. Farley joins the Company from GoHealth, Inc. (NASDAQ: GOCO) (“GoHealth”), a health insurance marketplace and technology company, where he has served as Chief Legal Officer and Corporate Secretary since June 2020. Prior to joining GoHealth, Mr. Farley served in various roles at Veradigm Inc. (formerly known as Allscripts Healthcare Solutions, Inc.) (NASDAQ: MDRX), a healthcare technology company, including most recently as Executive Vice President, General Counsel and Chief Administrative Officer from May 2013 to June 2020. He also served in various positions, including as Corporate Vice President and General Counsel, at Motorola Mobility LLC, a provider of mobile communication devices and video and data delivery solutions, from 2005 to 2013. Mr. Farley received a Bachelor of Arts in Political Economics from Colorado College, a Juris Doctor from The George Washington University National Law Center and an Executive Master’s in Business Administration from the University of Colorado.

There are no arrangements or understandings between Mr. Farley and any other person pursuant to which Mr. Farley was appointed as Executive Vice President and General Counsel, and there are no family relationships among any of the Company’s directors or executive officers and Mr. Farley. Mr. Farley does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Chris Howard Retirement

Chris Howard, currently Executive Vice President, General Counsel and Secretary, will retire from his position effective July 26, 2023.

On July 5, 2023, in connection with his retirement from the Company, the Company entered into a separation and transition agreement (the “Howard Separation and Transition Agreement”) with Mr. Howard. Under this Agreement, the Company and Mr. Howard have agreed that Mr. Howard will continue to serve as Executive Vice President, General Counsel and Secretary through July 26, 2023 and will subsequently continue to be employed by the Company and provide transition advisory services to the Company’s Chief Executive Officer and General Counsel through July 31, 2023. Following his separation until February 24, 2024 (the “Howard Transition Period”), Mr. Howard will make himself available to provide transition services to the Company’s Chief Executive Officer, General Counsel, and Chief Human Resources Officer. In exchange for these services, the Company has agreed to provide Mr. Howard a monthly fee during the Howard Transition Period of $10,591.88 and permits Mr. Howard to remain eligible to earn performance-based equity awards granted to him in 2021 for which the performance period ends on December 31, 2023. Due to Mr. Howard’s ongoing involvement with the Company and the consideration provided by the Company, the parties have further agreed that Mr. Howard’s non-competition and employee non-solicitation covenant will be extended through the second anniversary of the expiration of the Howard Transition Period.

The foregoing description of the Howard Separation and Transition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Howard Separation Agreement, a copy of which is attached hereto as Exhibit 10.1.

David Duckworth Departure

As previously disclosed, on June 1, 2023, the Company announced that David Duckworth will resign as Chief Financial Officer, effective July 10, 2023.

On July 5, 2023, in connection with his departure from the Company, the Company entered into a transition agreement (the “Duckworth Transition Agreement”) with Mr. Duckworth. Under this Agreement, the Company and Mr. Duckworth have agreed that Mr. Duckworth will continue to serve as Chief Financial Officer through July 9, 2023 and will subsequently continue to be employed by the Company and provide transition advisory services to the Company’s Chief Executive Officer and new Chief Financial Officer through July 31, 2023. Following Mr. Duckworth’s separation from employment through the date on which the Company files with the U.S. Securities and Exchange Commission its annual report on Form 10-K with respect to the fiscal year ending December 31, 2023 (the “Duckworth Transition Period”), Mr. Duckworth will make himself available to provide transition services to the Company’s Chief Executive Officer and Chief Financial Officer. In exchange for these services, the Company has agreed to provide Mr. Duckworth a monthly fee during the Duckworth Transition Period of $11,574.89 and permits Mr. Duckworth to remain eligible to earn performance-based equity awards granted to him in 2021 for which the performance period ends on December 31, 2023. Due to Mr. Duckworth’s ongoing involvement with the Company and the consideration provided by the Company, the parties have further agreed that Mr. Duckworth’s non-competition will be extended through the first anniversary of the expiration of the Duckworth Transition Period.

The foregoing description of the Duckworth Transition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Duckworth Transition Agreement, a copy of which is attached hereto as Exhibit 10.2.

Larry Harrod Retirement

As previously disclosed, on June 1, 2023, the Company announced that Larry Harrod resigned as Executive Vice President of Finance, effective June 30, 2023.

On June 28, 2023, in connection with his departure from the Company, the Company entered into a separation and consulting agreement (the “Harrod Separation and Consulting Agreement”) with Mr. Harrod. Pursuant to the Harrod Separation and Consulting Agreement, Mr. Harrod will make himself available to provide transition advisory services during the period immediately following Mr. Harrod’s resignation and ending on December 31, 2023 in exchange for a monthly payment of $10,309.87. In addition, Mr. Harrod will remain eligible to earn an annual cash bonus for the 2023 performance year, determined based on actual performance achievement, as determined by the Board or the Compensation Committee in its sole discretion, which amount shall be prorated based on the actual number of days elapsed during the 2023 calendar year prior to Mr. Harrod’s resignation.

The foregoing description of the Harrod Separation and Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Harrod Separation and Consulting Agreement, a copy of which is attached hereto as Exhibit 10.3.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation and Transition Agreement, dated July 5, between Acadia Management Company, LLC. and Chris Howard

10.2	Transition Agreement, dated July 5, 2023, by and between Acadia Management Company, LLC and David Duckworth

10.3	Separation and Consulting Agreement, dated June 28, between Acadia Management Company, LLC and Laurence Harrod

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2023	ACADIA HEALTHCARE COMPANY, INC.

	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, Secretary and General Counsel